Exhibit 99.1

Solar Capital Ltd. Increases Its Credit Facility to $320 Million; Adds New Lender

NEW YORK--(BUSINESS WIRE)--May 17, 2010--Solar Capital Ltd. (NASDAQ: SLRC) today announced a $50 million increase in its senior secured revolving credit facility to $320 million, resulting from the addition of a new lender. The facility was amended and restated in February 2010 in connection with the Company’s initial public offering and expires in February of 2013. The original facility commitment of $250 million was increased to $270 million in February. The Company is currently in talks with other lenders to further increase total commitments under the facility, which may be expanded up to $600 million.

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described.

CONTACT:
Solar Capital Ltd.
Nick Radesca, 212-993-1660